Exhibit n.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Oxford Lane Capital Corp. of our report dated May 18, 2017, relating to the financial statements of Oxford Lane Capital Corp., which appears in such Registration Statement. We also consent to the use of our report dated May 18, 2017 relating to the senior securities table.

PricewaterhouseCoopers LLP
May 23, 2017

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017

T: (646) 471 3000, F: (646) 471 8320, www.pwc.com/us